CRYOPAK INDUSTRIES INC.

                              CONSULTING AGREEMENT



     This Consulting Agreement is made and entered into this 1st day of April 1999, by and between C.C.R.I. CORPORATION, a Colorado Corporation ("Consultant') and CRYOPAK INDUSTRIES INC. (the "Company").

It is agreed as follows:

     I. Consultant Services - Consultant hereby agrees to perform and provide a full range of development services for the Company. Consultant will perform the Services with the assistance and full participation of Mr. Malcolm McGuire and his associates. The services will include, but not be limited to, the following:

          1. Investor Relations Program:

               (a) Preparation of a Corporate Profile, suitable for use with brokers and investors (research, write, design, print and distribute). All content is subject to the Company's approval.

               (b) Design and implement a Plan for both the short and long term promotion of investor interest in the Company,

               (c) Interface with the investment community on behalf of the Company, and publicly promote investor interest in the Company in this setting.

               (d) Assist the Company in preparing press releases, upon request, and introduce the Company to appropriate financial writers and media persons.

               (e) Prepare and distribute FAX pieces designed specifically to promote interest in the Company (utilizing C.C.R.J.'s broker and investor FAX NETWORK).

               (f) Enlist additional quality market makers for the Company's stock.

               (g) Introduce Company personnel to key persons in the investment community and to C.C.R.I.s network of brokers, financial planners, money managers, analysts, and investors. This will include promotional meetings in select cities,

               (h) Include information about the Company in a mailing that will target 10,000 selected appropriate institutions, brokers, investment firms and individual investors.

               (i) Develop a list of key brokers that can be cultivated on behalf of the Company and its stock, and seek to enhance the interest of these brokers in the Company.

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               (j) Assist,  when requested,  in the preparation of presentations to broker and investor groups.

               (k) Provide quality Internet exposure via C.C.R.I.'s Web Site.

               (l) Work with Company's officers to develop an ongoing in-house program for investor relations.

          2. Financial Activities.

               (a) Assist in identifying financial sources, both domestic and International.

               (b) Introduce Investment Banking Relationships as required and appropriate.

               (c) Work in tandem with the Company to ensure necessary growth capital as well as the achievemerA of net capital sufficient to accomplish a NASDAQ listing.

               (d) Generally; oversee and facilitate all financing activities.

     II. Compensations - Subject to the provision of this Agreement, the Company shall pay Consultant the following as full compensation for the Services for the term hereof.

          1. Initial Retbiner. The Company shall pay Consultant an initial retainer of $20,000, payable as c~ the date hereof, as compensation for Consultant's initial due diligence and - researcl expenses, preparation of Corporate Profile, mailing of said profile and complete monitoring of mailing responses, ($10,000 to be paid at the signing of the Contract, and $10,000 at time profile is approved).

          2. Monthly Retainer, The Consultant shall receive a monthly retainer in the amount of $6,000, but half of the initial 12 month term's retainer (ie. $36,000) shall be paid up front.

          3. Expenses, The Company will reimburse Consultant's reasonable administrative expenses in performing the Services, payable in arrears on the Vt day of each month upon Consultant's delivery to the Company of an itemized statement of such expenses for the previous month, payable up to a maximum of $2,000 per month, unless otherwise negotiated between Company and Consultant.

          4. Project Expenses. The company shall pay Consultant project expenses for costs of promotional events and materials, such expenses to be approved in advance by the Company, and to be payable upon submission by Consultant to the Company of itemized statements accounting for such expenses, or at the discretion of the Company, upon the Company's receipt of written estimates of such expenses. In certain circumstances, the Company will prepay the consultant's airfare or hotel costs directly as agreed to in advance by the parties.

          5. Additional Compensation. Consultant shall additionally receive a Fee equal to 6% of the net proceeds of any financing which are a result of the Consultant activities, subject to securities regulatory approval.

     lll. Related Matters.

          1. Corporate Profile. Consultant agrees to produce a full-color four-page promotional brochure, (cost covered in initial retainer).

          2. Mailing. Within forty-five (45) days of the date of this Agreement, the Consultant shall cause to be mailed certain pre-printed materials (corporate profile) which shall include an attached card returnable to the Consultant, encouraging the recipient to request appropriate materials, created by the Consultant. Cost covered in initial retainer.

          3. Prior Approval of Published Materials. Consultant shall provide the Company for Us review and comment copies of any tangible communications, whether written or recorded on audio, video or film media, which Consultant may give to any person in providing the Services. Consultant shall provide such copies to the Company a minimum of two (2) business days prior to Consultant's first Proposed use of such materials, or more than five (5) business days prior if necessary, to provide the Company the opportunity to make any revisions it deems appropriate and necessary to such materials. Consultant shall not use material in performing the Services which contain any statement which is false or misleading; provided that consultant shall not be responsible for the accuracy or completeness of information furnished to it in writing by the Company.

          4. Nondisclosure of Confidential or Insider Information.

               (a) In the course of performance of Consultant's duties, Consultant may receive information which is considered material inside information within the meaning and intent of the Canadian provincial or United States federal securities laws, rules and regulations. Consultant will not disclose this information to others, except as expressly authorized by the Company and will not use this information directly or indirectly for the benefit of Consultant or as a basis for advice to any other party concerning any decision to buy, sell, or otherwise deal in the Company's securities or those of any of its affiliated companies.

               (b)  The   provisions   of  this  Section  4  shall  survive  the
          termination or expiration of this Agreement.

          5. Scope of Engagement Consultant shall retain the legal status of an independent contractor. In no event shall Consultant be or be deemed to be an employee or agent of the Company, or to qualify for benefits afforded such persons as Company employees. Consultant has no power or authority to act for, represent, or bind the Company.

          6. Term. This Agreement shall commence on the date first written above, and shall terminate on the one-year anniversary of such date, unless earlier terminated by either party pursuant to the terms hereof. The Agreement will automatically renew for a second year if not terminated in writing.

          7. Termination. Either party may terminate this Agreement at any time upon thirty (30) business days' notice. In the event that this Agreement is terminated by either party prior to the end of the one-year term the Consultant shall be entitled. to reimbursement of expenses through the date of termination.

          8. Assignment. This Agreement shall be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

          9. Notices. All notices and other official communicaflons under this Agreement shall be in writing and deemed sufficiently given if delivered personally or mailed by first class mail, postage prepaid, to (if to the Company): CRYOPAK INDUSTRIES, INC., Suite 1120 - 625 Howe Street, Vancouver, British Columbia Canada V6C-2T6 Attention: Harry Bygdnes, C.E.O.; and (if to Consultant): C.C.R.I. Corporation, 3104 E. Camelback Rd. #539, Phoenix, AZ 85016, Attention: Malcolm McGuire, or to such other address as Consultant or the Company may from time to time designate in writing. Notices shall be effective upon delivery if delivered personally, and on the third business day after mailing if mailed.

          10. Severability. In the event any one or more of the provisions of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of the Agreement shall remain in full force and effect, unless the removal of the provisions of the Agreement so nullified would render meaningless either party's performance here-under.

          11. Headings. The headings used in this Agreement are for the convenience of the parties only and shall not in any way limit or affect the meaning or interpretation of any of the terms.

          12. Entire Agreement This Agreement constitutes the entire agreement between the parties with respect to the subject matter embraced hereunder and except as expressly~, incorporated herein, supersedes all prior agreements, promises, proposals, representations, understandings and negotiations, whether written or oral ' between the parties. No modifications, amendment, supplements, to or waivers of this Agreement, any of the terms or conditions hereof shall be binding upon the parties or of any effect unless made in writing and duly signed by both parties.

          13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to the principles of Laws. Consultant agrees to act in the Company's best interests and to comply with all applicable laws, including securities laws. In addition, Consultant acknowledges being familiar with Policy 8 of the Vancouver Stock Exchange.

          14.  Currency.  All  currency  herein  shall be a reference  to United
     States

Accepted by:

C.C.R.I. Corporation                         CRYOPAK INDUSTRIES, INC.


By:/s/ Malcom McGuire                        By:/s/ Harry Bygdnes
---------------------                        --------------------
Malcom McGuire, President                    Harry Bygdnes, C.E.O.

Date: April 1, 1999                          Date: April 1, 1999